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                                                                      Exhibit 11

                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings


                                                                                              Three Months           Six Months
                                                                                                 Ended                 Ended
                                                                                                June 30,              June 30,
                                                                                           -----------------     -----------------
                                                                                            1995       1994       1995       1994
                                                                                           ------     ------     ------     ------
Computation for Statements of Consolidated
Income ($ in millions)
- ------------------------------------------

Income (loss) before cumulative effect of accounting change . . . . . . . . . . . . . .      30.9       47.8      159.7      188.0
Cumulative effect of change in accounting for postemployment benefits . . . . . . . . .         -          -          -       (5.6)
                                                                                           ------     ------     ------     ------
Net Income (Loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30.9       47.8      159.7      182.4
                                                                                           ------     ------     ------     ------
Earnings (loss) per share of common stock (based on average shares outstanding ($)
Before cumulative effect of accounting change . . . . . . . . . . . . . . . . . . . . .      0.61       0.95       3.16       3.72
Cumulative effect of accounting change  . . . . . . . . . . . . . . . . . . . . . . . .         -          -          -      (0.11)
                                                                                           ------     ------     ------     ------
Earnings (loss) on common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .      0.61       0.95       3.16       3.61
                                                                                           ======     ======     ======     ======
Additional computation of average common shares outstanding (thousands) (NOTE)

Average shares of common stock outstanding  . . . . . . . . . . . . . . . . . . . . . .    50,568     50,559     50,566     50,559
Incremental common shares applicable to common stock based on the common stock daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . . . . . . . . . . . . .        10          4          5          4
                                                                                           ------     ------     ------     ------
Average common shares as adjusted . . . . . . . . . . . . . . . . . . . . . . . . . . .    50,578     50,563     50,571     50,563
                                                                                           ======     ======     ======     ======
Average shares of common stock outstanding  . . . . . . . . . . . . . . . . . . . . . .    50,568     50,559     50,571     50,559
Incremental common shares applicable to common stock based on the more dilutive of the common stock ending or daily average market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . . . . . . . . . . . . .        10          4          5          4
                                                                                           ------     ------     ------     ------
Average common shares assuming full dilution  . . . . . . . . . . . . . . . . . . . . .    50,578     50,563     50,571     50,563
                                                                                           ======     ======     ======     ======
Earnings (loss) per share of common stock as adjusted:
Before cumulative effect of accounting change . . . . . . . . . . . . . . . . . . . . .      0.61       0.95       3.16       3.72
Cumulative effect of accounting change  . . . . . . . . . . . . . . . . . . . . . . . .         -          -          -      (0.11)
                                                                                           ------     ------     ------     ------
Average common shares as adjusted ($) . . . . . . . . . . . . . . . . . . . . . . . . .      0.61       0.95       3.16       3.61
                                                                                           ======     ======     ======     ======
Earnings (loss) per common shares assuming full dilution:
Average common shares assuming full dilution ($)  . . . . . . . . . . . . . . . . . . .      0.61       0.95       3.16       3.61
                                                                                           ======     ======     ======     ======
Earnings (loss) per common shares assuming full dilution:
Before cumulative effect of accounting change . . . . . . . . . . . . . . . . . . . . .      0.61       0.95       3.16       3.72
Cumulative effect of accounting change  . . . . . . . . . . . . . . . . . . . . . . . .         -          -          -      (0.11)
                                                                                           ------     ------     ------     ------
Average common shares assuming full dilution ($)  . . . . . . . . . . . . . . . . . . .      0.61       0.95       3.16       3.61
                                                                                           ======     ======     ======     ======


NOTE These calculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.